Law Office

of

Randall V. Brumbaugh

May 30, 2013

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Soundstorm Digital, Inc.

Dear Sir or Madam:

I have acted as special counsel for Soundstorm Digital, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement"), dated May 15, 2013, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 7,100,000 shares of the Company's $0.0001 par value common stock (the "Common Stock") to be sold by certain selling shareholders.  Such shares are to be issued under the Registration Statement, and the related Prospectus to be filed with the Commission.  The details of the offering are described in the Registration Statement on Form S-1.

I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed.  I have done so in light of Nevada Revised Statutes Chapters 78 and 90, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.  The instruments, document and records I have examined include, among other items, the following:

1.	The Registration Statement dated May 15, 2013;
2.	The Articles of Incorporation of Soundstorm Digital, Inc.;
3.	Corporate Charter of Soundstorm Digital, Inc.;
4.	Bylaws of Soundstorm Digital Inc.; and
5.	Amendment to the Articles of Incorporation of Soundstorm Digital, Inc.

To my knowledge, the Company is not a party to any legal proceedings, there are no known judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as may be set forth in the registration statement.  I am not aware of any disputes involving the Company and the Company has no known claim, actions or inquiries from any federal, state or other government agency, other than as may be set forth in the registration statement.  I am not aware of any claims against the Company or any reputed claims against it at this time, other than as may be set forth in the registration statement.

417 W. Foothill Blvd, Suite B-175, Glendora, CA 91741

Voice and Fax (626) 335-7750

SEC/Soundstorm Digital, Inc.

5/30/13

Page Two

Based on my examination of the documents provided to this office, information received from the Company, analysis of the applicable laws and judicial interpretations of the State of Nevada, I am of the opinion that (a) the Company exists in good standing under the laws of the State of Nevada and (b) that the 7,100,000 shares of common stock to be sold by the selling shareholders are duly authorized shares and are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.  In giving such consent, I specifically do not allege to being an "expert" within the meaning of such term as used in Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Randall V. Brumbaugh, Esq.

Randall V. Brumbaugh, Esq.

417 W. Foothill Blvd, Suite B-175, Glendora, CA 91741

Voice and Fax (626) 335-7750